                                                                    Exhibit 10.2


                        BENEFITS AND EMPLOYMENT MATTERS
                                   AGREEMENT


                                  by and among



                      COLUMBIA/HCA HEALTHCARE CORPORATION,


                                      and


                             TRIAD HOSPITALS, INC.


                                      and


                           LIFEPOINT HOSPITALS, INC.


                         dated as of _____________, 1999

                                TABLE OF CONTENTS


                                                                                                         Page No.
BENEFITS AND EMPLOYMENT MATTERS AGREEMENT.............................................................   1

RECITALS..............................................................................................   1
--------

ARTICLE I. DEFINITIONS................................................................................   1
   Section 1.1    Definitions.........................................................................   1
                  -----------
        Affiliate.....................................................................................   1
        Assets........................................................................................   1
        COBRA.........................................................................................   2
        Code..........................................................................................   2
        Columbia/HCA Defined Benefit Plan.............................................................   2
        Columbia/HCA Employee.........................................................................   2
        Columbia/HCA Plans............................................................................   2
        Columbia/HCA Retirement Plans.................................................................   2
        Columbia/HCA Stock............................................................................   2
        Columbia/HCA Terminee.........................................................................   2
        Columbia/HCA Welfare Plans....................................................................   2
        Defined Benefit Plan..........................................................................   3
        Defined Contribution Plan.....................................................................   3
        Distribution Date.............................................................................   3
        Distribution Year.............................................................................   3
        Employee......................................................................................   3
        EPIC Plan.....................................................................................   3
        ERISA.........................................................................................   3
        ESOP..........................................................................................   3
        HMO...........................................................................................   3
        HealthTrust Plan..............................................................................   3
        IRS...........................................................................................   4
        LifePoint Business............................................................................   4
        LifePoint Employee............................................................................   4
        LifePoint Retirement Plan.....................................................................   4
        LifePoint Stock...............................................................................   4
        LifePoint Terminee............................................................................   4
        LifePoint Welfare Plans.......................................................................   4
        :  the Welfare Benefit Plans to be established by LifePoint pursuant to Plan Spin-offs
        in accordance with Section 2.6(a).............................................................   4
        Plan..........................................................................................   4
        Plan Spin-off.................................................................................   5
        Qualified Beneficiary.........................................................................   5
        Service Credit................................................................................   5
        Small Defined Contribution Plan...............................................................   5

        Small Welfare Benefit Plans..................................................................    5
        Spinco.......................................................................................    5
        Spinco Retirement Plans......................................................................    6
        Spinco Welfare Benefit Plans or Spinco Welfare Plans.........................................    6
        Subsidiary...................................................................................    6
        Triad Business...............................................................................    6
        Triad Employee...............................................................................    6
        Triad Retirement Plan........................................................................    6
        Triad Stock..................................................................................    6
        Triad Terminee...............................................................................    6
        Triad Welfare Plans..........................................................................    6
        :  the Welfare Benefit Plans to be established by Triad pursuant to Plan Spin-offs in
        accordance with Section 2.6(a)...............................................................    7
        Welfare Benefit Plan or Welfare Plan.........................................................    7
   Section 1.2    Other Terms........................................................................    7
                  -----------
   Section 1.3    Certain Constructions..............................................................    7
                  ---------------------
   Section 1.4    Sections...........................................................................    7
                  --------
   Section 1.5    Survival...........................................................................    7
                  --------

ARTICLE II. EMPLOYEE BENEFITS........................................................................    7

   Section 2.1    General............................................................................    7
                  -------
   Section 2.2    Defined Contribution Plans.........................................................    8
                  --------------------------
   Section 2.3    Defined Benefit Plans..............................................................   10
                  ---------------------
   Section 2.4    Spinco ESOPs.......................................................................   10
                  ------------
   Section 2.5    Stock Option Plans.................................................................   11
                  ------------------
   Section 2.6    Welfare Benefit Plans..............................................................   15
                  ---------------------
   Section 2.7    Services to be Provided by Columbia/HCA and Mutuality..............................   16
                  -----------------------------------------------------
   Section 2.8    Preservation of Right To Amend or Terminate Plans..................................   19
                  -------------------------------------------------
   Section 2.9    Reimbursement......................................................................   19
                  -------------
   Section 2.10      Payroll Reporting and Withholding...............................................   20
                     ---------------------------------

ARTICLE III. LABOR AND EMPLOYMENT MATTERS............................................................   21

   Section 3.1    Independent Employers..............................................................   21
                  ---------------------
   Section 3.2    Employment Policies and Practices..................................................   21
                  ---------------------------------
   Section 3.3    Notice of Claims...................................................................   21
                  ----------------
   Section 3.4    [Assumption of Unemployment Tax Rates].............................................   22
                  --------------------------------------
   Section 3.5    No Third Party Beneficiary Rights..................................................   22
                  ---------------------------------
   Section 3.6    Attorney-Client Privilege..........................................................   22
                  -------------------------

ARTICLE IV. DEFAULT..................................................................................   22

   Section 4.1    Default............................................................................   22
                  -------
   Section 4.2    Force Majeure......................................................................   22
                  -------------

ARTICLE V............................................................................................   23

   Section 5.1    Access Information:  Cooperation...................................................   23
                  --------------------------------

     Section 5.2    Assignment.........................................................................   23
                    ----------
     Section 5.3    Headings...........................................................................   23
                    --------
     Section 5.4    Severability.......................................................................   23
                    ------------
     Section 5.5    Parties Bound......................................................................   23
                    -------------
     Section 5.6    Notices............................................................................   24
                    -------
     Section 5.7    Further Action.....................................................................   25
                    --------------
     Section 5.8    Waiver.............................................................................   25
                    ------
     Section 5.9    Governing Law......................................................................   25
                    -------------
     Section 5.10   Consent to Jurisdiction............................................................   25
                    -----------------------
     Section 5.11   Waiver of Jury Trial...............................................................   25
                    --------------------
     Section 5.12   Entire Agreement...................................................................   26
                    ----------------
     Section 5.13   Counterparts.......................................................................   26
                    ------------

                   BENEFITS AND EMPLOYMENT MATTERS AGREEMENT

         THIS BENEFITS AND EMPLOYMENT MATTERS AGREEMENT (this "Agreement") is made this _ day of _________1999 by and among Columbia/HCA Healthcare Corporation, a Delaware corporation ("Columbia/HCA"), Triad Hospitals, Inc., a Delaware corporation and wholly-owned subsidiary of Columbia/HCA ("Triad"), and LifePoint Hospitals, Inc., a Delaware corporation and wholly-owned subsidiary of Columbia/HCA ("LifePoint") (each, singly, a "Party" and, collectively, the "Parties"). Capitalized terms used in this Agreement are defined in Article I and Section 2.5.

                                   RECITALS
                                   --------
         WHEREAS, Columbia/HCA, directly and through its subsidiaries, owns and operates health care facilities and related assets;

         WHEREAS, the Board of Directors of Columbia/HCA has determined that it is in the best interests of Columbia/HCA and its shareholders to distribute all of the shares of Triad Stock and LifePoint Stock to the holders of Columbia/HCA Stock (the "Distributions");

         WHEREAS, in connection with the Distributions, Columbia/HCA, Triad and LifePoint have set forth in a certain distribution agreement (the "Distribution Agreement") the corporate transactions required to effect the Distributions and the agreements that will govern certain matters following the Distributions;

         WHEREAS, as contemplated by the Distribution Agreement, Columbia/HCA, Triad and LifePoint have agreed to enter into this agreement allocating responsibilities with respect to employee compensation, benefits, labor, plan administration and certain other employment matters pursuant to the terms and conditions set forth herein.

         NOW, THEREFORE, in consideration of the mutual covenants contained herein, and other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

                                  ARTICLE I.

                                  DEFINITIONS

         Section 1.1    Definitions. As used in this Agreement, the following
                        -----------
terms shall have the meanings indicated below:


                 Affiliate: any entity required to be aggregated with
                 ---------
Columbia/HCA, Triad or LifePoint, as appropriate, pursuant to Code sections 414(b), 414(c), 414(m) or 414(o).

                 Assets: All properties, rights, contracts, leases and claims,
                 ------
of any kind and description, wherever located, whether tangible or intangible or whether real, personal or mixed.

                 COBRA: Code section 4980B and ERISA Sections 601 through 608,
                 -----
establishing employer requirements for continuation of health care benefits for certain current and former employees or dependents thereof.

                 Code: the Internal Revenue Code of 1986, as amended, or any
                 ----
successor legislation.

                 Columbia/HCA Defined Benefit Plan: any Defined Benefit Plan
                 ---------------------------------
sponsored by a Subsidiary of Columbia/HCA prior to the Distribution Date.

                 Columbia/HCA Employee: any Employee of Columbia/HCA or an
                 ---------------------
Affiliate thereof immediately prior to the Distributions, excluding Triad Employees and LifePoint Employees.

                 Columbia/HCA Plans: the Columbia/HCA Retirement Plans and the
                 ------------------
Columbia/HCA Welfare Plans, collectively.

                 Columbia/HCA Retirement Plans: the Columbia/HCA Healthcare
                 -----------------------------
Corporation Money Purchase Pension, Stock Bonus and Salary Deferral Plans.

                 Columbia/HCA Stock: the Class A Common Stock, par value $____
                 ------------------
per share, of Columbia/HCA.

                 Columbia/HCA Terminee: any individual who (i) is no longer
                 ---------------------
employed by Columbia/HCA or any Affiliate thereof immediately prior to the Distribution Date and (ii) is not a LifePoint Terminee or a Triad Terminee.

                 Columbia/HCA Welfare Plans: the Columbia/HCA Medical Plan, the
                 --------------------------
Columbia/HCA Dental Plan, the Columbia/HCA Flexible Benefits Plan, the Columbia/HCA Life, Accidental Death & Dismemberment Plan, the Columbia/HCA Long-Term Disability Plan and the Columbia/HCA Flexible Spending Account Plan.

                 Defined Benefit Plan: a tax-qualified retirement Plan (under
                 --------------------
Code section 401(a)) that is not a Defined Contribution Plan.

                 Defined Contribution Plan: a tax-qualified retirement Plan
                 -------------------------
(under Code section 401(a)) defined in Code section 414(i).

                 Distribution Date: the date on which the Distributions occur.
                 -----------------

                 Distribution Year: the calendar year which includes the
                 -----------------
Distribution Date.

                 Employee: with respect to any entity, an individual who is
                 --------
considered, according to the payroll and other records of such entity, to be employed by such entity, regardless of whether such individual is, at the relevant time, actively at work or on leave of absence (including vacation, holiday, sick leave, family and medical leave, disability leave, military leave, jury duty, layoff with rights of recall, and any other leave of absence or similar interruption of active employment that is not considered, according to the policies or practices of such entity, to have resulted in a permanent termination of such individual's employment).

                 EPIC Plan: the EPIC Healthcare Group, Inc. Profit Sharing
                 ---------
Plan.

                 ERISA: the Employee Retirement Income Security Act of 1974, as
                 -----
amended, or any successor legislation.

                 ESOP: an employee stock ownership plan, as defined in Code
                 ----
section 4975.

                 HMO: any health maintenance organization organized under 42
                 ---
U.S.C. ss. 300e-9, or a state health maintenance organization statute that provides medical services for Columbia/HCA Employees, Triad Employees or LifePoint Employees under any Plan.

                 HealthTrust Plan: the HealthTrust, Inc.--The Hospital Company
                 ----------------
401(k) Retirement Program.

                 IRS:  the Internal Revenue Service.
                 ---

                 LifePoint Business: any business now or formerly conducted by
                 ------------------
LifePoint, or its present or former Subsidiaries, including any business now or formerly conducted by Columbia/HCA and its Subsidiaries that is associated with the Assets of LifePoint and its Subsidiaries.

                 LifePoint Employee: an Employee of LifePoint, or any direct or
                 ------------------
indirect Subsidiary of LifePoint that is an Affiliate thereof, on the Distribution Date.

                 LifePoint Retirement Plan: a Defined Contribution Plan to be
                 -------------------------
established by LifePoint pursuant to Plan Spin-offs from the Columbia/HCA Retirement Plans in accordance with Section 2.2(a).

                 LifePoint Stock: the Common Stock, par value $.01 per share,
                 ----------------
of LifePoint.

                 LifePoint Terminee: any individual who is no longer employed
                 ------------------
by Columbia/HCA or any Affiliate thereof immediately prior to the Distribution Date, but who was employed by a LifePoint Business immediately prior to his termination of employment from Columbia/HCA and its Affiliates.

                 LifePoint Welfare Plans: the Welfare Benefit Plans to be
                 -----------------------
established by LifePoint pursuant to Plan Spin-offs in accordance with Section 2.6(a).

                 Plan: any plan, policy, arrangement, contract or agreement
                 ----
providing compensation or benefits for any group of Employees or former Employees or individual Employee or former Employee, or the dependents or beneficiaries of any such Employee or former Employee, whether formal or informal or written or unwritten, and including, without limitation, any means, whether or not legally required, pursuant to which any benefit is provided by an employer to any Employee or former Employee or the beneficiaries of any such Employee or former Employee, adopted or entered into by a Party prior to, upon or after the Distribution, regardless of whether such plan, policy, arrangement, contract or agreement is governed by ERISA. The term "Plan" as used in this Agreement does not include any contract, agreement or understanding entered into by Columbia/HCA prior to the Distributions, or any contract, agreement or understanding entered into by Columbia/HCA, Triad or LifePoint after the Distributions, relating to settlement of actual or potential employee-related litigation claims.

                 Plan Spin-off: a procedure whereby accrued benefits and/or
                 -------------
rights and elections of a particular group of participants or employees in a Plan are transferred to a new Plan.

                 Qualified Beneficiary: an individual (or dependent thereof) who
                 ---------------------
either (a) experiences (or has experienced) a "qualifying event" (as that term is defined in Code section 4980B(f)(3) and ERISA Section 603) while a participant in any medical/dental plan, or (b) becomes (or previously became) a "qualified beneficiary" (as that term is defined in Code section 4980B(g)(1) and ERISA Section 607(3)) under any medical/dental plan, and who is included in any one of the following categories:

                 (i)   LifePoint Qualified Beneficiary: any LifePoint Employee
                       -------------------------------
          or LifePoint Terminee (or dependent thereof) who, on the Distribution Date, is a Qualified Beneficiary under any Columbia/HCA medical/dental plan; or

                 (ii)  Columbia/HCA Qualified Beneficiary: any Columbia/HCA
                       ----------------------------------
         Employee or Columbia/HCA Terminee (or dependent thereof) who, on the Distribution Date, is a Qualified Beneficiary under any Columbia/HCA medical/dental plan; or

                 (iii) Triad Qualified Beneficiary: any Triad Employee or Triad
                       ---------------------------
         Terminee (or dependent thereof) who, on the Distribution Date, is a Qualified Beneficiary under any Columbia/HCA medical/dental plan.

                 Service Credit: the period taken into account under any Plan in
                 --------------
determining length of service or plan participation for purposes of eligibility, exercisability, vesting, benefit accrual or similar requirements under such Plan.

                 Small Defined Contribution Plan: any Defined Contribution Plan,
                 -------------------------------
other than the HealthTrust Plan and the EPIC Plan, sponsored by a Subsidiary of Columbia/HCA prior to the Distribution Date.

                 Small Welfare Benefit Plans: any Welfare Benefit Plan sponsored
                 ---------------------------
by a Subsidiary of Columbia/HCA prior to the Distribution Date.

                 Spinco:  either of Triad or LifePoint.
                 ------

                 Spinco Retirement Plans: the LifePoint Retirement Plan and the
                 -----------------------
Triad Retirement Plan, collectively.

                 Spinco Welfare Benefit Plans or Spinco Welfare Plans: the
                 ----------------------------------------------------
LifePoint Welfare Plans and the Triad Welfare Plans, collectively.

                 Subsidiary: With respect to any entity, (i) any corporation in
                 ----------
which such entity, directly or indirectly, owns or controls, at the time of determination, at least a majority in interest of the outstanding voting stock (having by the terms thereof voting power under ordinary circumstances to elect a majority of the directors of such corporation, irrespective of whether or not stock of any other class or classes of such corporation shall have or might have voting power by reason of the occurrence of a contingency); or (ii) any non-corporate entity in which such entity either (a) directly or indirectly, at the time of determination, has at least a majority ownership interest, or (b) on the date of determination, is a general partner or an entity performing similar functions (for example, manager of a limited liability company or a trustee of a trust).

                 Triad Business: any business now or formerly conducted by
                 --------------
Triad, or its present or former Subsidiaries, including any business now or formerly conducted by Columbia/HCA and its Subsidiaries that is associated with the Assets of Triad and its Subsidiaries.


                 Triad Employee: an Employee of Triad, or any direct or indirect
                 --------------
Subsidiary of Triad that is an Affiliate thereof, on the Distribution Date.

                 Triad Retirement Plan: a Defined Contribution Plan to be
                 ---------------------
established by Triad pursuant to Plan Spin-offs from the Columbia/HCA Retirement Plans, in accordance with Section 2.2(a).

                 Triad Stock: the Common Stock, par value $.01 per share, of
                 -----------
Triad.

                 Triad Terminee: any individual who is no longer employed by
                 --------------
Columbia/HCA or any Affiliate thereof immediately prior to the Distribution Date but was employed by a Triad Business immediately prior to his termination of employment from Columbia/HCA and its Affiliates.

                 Triad Welfare Plans: the Welfare Benefit Plans to be
                 -------------------
established by Triad pursuant to Plan Spin-offs in accordance with Section
2.6(a).

                 Welfare Benefit Plan or Welfare Plan: an employee welfare
                 ------------------------------------
benefit plan or welfare plan, as defined in ERISA Section 3(1).

         Section 1.2    Other Terms. Any capitalized terms used herein but not
                        -----------
defined herein shall have the meaning set forth in the Distribution Agreement.

         Section 1.3    Certain Constructions. References to the singular in
                        ---------------------
this Agreement shall refer to the plural and vice-versa and references to the masculine shall refer to the feminine and vice-versa.

         Section 1.4    Sections. References to a "Section" are, unless
                        --------
otherwise specified, to one of the Sections of this Agreement.

         Section 1.5    Survival. Obligations described in this Agreement shall
                        --------
remain in full force and effect and shall survive the Distribution Date.

                                  Article II.

                               EMPLOYEE BENEFITS

         Section 2.1    General.
                        -------

                 (a) Allocation of Responsibilities on the Distribution Date.
                     -------------------------------------------------------
Except to the extent retained or assumed by Columbia/HCA, as the case may be, under this Agreement, on the Distribution Date (i) Triad or a Subsidiary thereof shall retain or assume responsibility as employer for the Triad Employees, and
(ii) LifePoint or a Subsidiary thereof shall retain or assume responsibility as employer for the LifePoint Employees. On the Distribution Date, Columbia/HCA or a Subsidiary thereof shall retain or assume responsibility as employer for the Columbia/HCA Employees, except to the extent such responsibility is retained or assumed by Triad or LifePoint, as the case may be, under this Agreement. Except to the extent provided in this Agreement, Columbia/HCA or a Subsidiary thereof shall retain or assume liability with respect to LifePoint Terminees and Triad Terminees. The assumption or retention of responsibility as employer by Columbia/HCA, Triad or LifePoint, as the case may be, described in this Section
2.1 shall not, in itself, constitute a severance or a termination of employment under any Plan of severance maintained by Columbia/HCA, nor shall it constitute a change of control of Columbia/HCA for purposes of any Plan.

                 (b) Service Credits. Except to the extent provided in this
                     ---------------
Agreement, for purposes of determining service credit under any Plan, the Parties shall credit each of their respective Employees with such Employee's Service Credit as reflected for comparable purposes in the Columbia/HCA payroll system records as of the Distribution Date (regardless of whether, or the capacity in which, the individual is employed by any of the Parties on the Distribution Date), subject to generally applicable break-in-service rules under the provisions of the Columbia/HCA Plans (as to periods the individual is not employed by any of the Parties or their Affiliates).

                 (c) Correction of Employee Classification. Notwithstanding
                     -------------------------------------
anything elsewhere in the Agreement, if at any time on or before the first anniversary of the Distribution Date, the Parties determine that any one or more individuals were identified as Columbia/HCA Terminees in error and should have been identified as Triad Terminees or LifePoint Terminees, and the Parties agree to correct such error, such individuals shall be considered Triad Terminees or LifePoint Terminees, as appropriate, and the parties shall use their reasonable best efforts to implement the terms of this Agreement as they apply to such individuals as if such individuals had been correctly identified as of the Distribution Date.

         Section 2.2    Defined Contribution Plans.
                        --------------------------

                 (a) General. On or before the Distribution Date (as decided by
                     -------
Columbia/HCA in its sole discretion), effective immediately prior to the Distributions, each of Triad and LifePoint shall take, or cause to be taken, all action specified by Columbia/HCA as necessary and appropriate to establish a Triad Retirement Plan and a LifePoint Retirement Plan and related trusts, respectively, that will accept plan-to-plan transfers, effective immediately prior to the Distribution, pursuant to Plan Spin-offs, as described in Section 2.2(d), of participant account balances (and related assets) under the Columbia/HCA Retirement Plans which are attributable to (1) Triad Employees and Triad Terminees and (2) LifePoint Employees and LifePoint Terminees, respectively, who are participants in the Columbia/HCA Retirement Plans immediately prior to the Distribution. Such plans, being the Triad Retirement Plan and the LifePoint Retirement Plan, respectively, may be combined with the ESOPs described in Section 2.4.

                 (b) Columbia/HCA Retirement Plans. Except as provided in
                     -----------------------------
Section 2.2(a), following the respective Plan Spin-offs, Columbia/HCA shall retain sole responsibility for all liabilities and obligations under the Columbia/HCA Retirement Plans, and Triad and LifePoint shall have no liability or obligation with respect thereto.

                 (c) Spinco Retirement Plans. Subject to Section 2.8, Triad
                     -----------------------
shall provide benefits under the Triad Retirement Plan after the Plan Spin-offs described in Section 2.2(a) for all Triad Employees and Triad Terminees (and Employees of Triad admitted to participation in such Plan after the Plan Spin-
off), subject to the terms and provisions of such Plans as in effect from time to time. Subject to Section 2.8, LifePoint shall provide benefits under the LifePoint Retirement Plan after the Plan Spin-offs described in Section 2.2(a) for all LifePoint Employees and LifePoint Terminees (and Employees of LifePoint admitted to participation in such Plan after the Plan Spin-off), subject to the terms and provisions of such Plans as in effect from time to time. Service shall be credited under the Spinco Retirement Plans pursuant to Section 2.1(b) of this Agreement for purposes of both participation and vesting.

                 (d) Transfer of Account Balances. As soon as practicable
                     ----------------------------
following the Distribution Date, effective immediately prior to the Distributions, Columbia/HCA shall cause the trustees of the Columbia/HCA Retirement Plans to effect transfers, in kind, to the trustees of the Triad Retirement Plan and the LifePoint Retirement Plan, respectively, of the assets allocable to the accounts of (1) all Triad Employees and Triad Terminees and (2) all LifePoint Employees and LifePoint Terminees, respectively, and appropriate account balances for such individuals shall be established under the Triad Retirement Plan and the LifePoint Retirement Plan, respectively. Each such transfer shall comply with section 414(l) of the Code and the requirements of ERISA and the regulations promulgated thereunder. Each of Triad and LifePoint shall cause the trustees of the respective Spinco Retirement Plans to accept the plan-to-plan transfers from the trustees of the respective Columbia/HCA Retirement Plans, and to credit the accounts of such Triad Employees and Triad Terminees, and LifePoint Employees and LifePoint Terminees, under the Triad Retirement Plan and the LifePoint Retirement Plan, as appropriate, with the assets transferred on their behalf. Notwithstanding the foregoing, if any Columbia/HCA Employee shall transfer directly to employment with Triad or LifePoint within the Distribution Year, a transfer shall be made (as promptly as practicable) from the Columbia/HCA Retirement Plans to the appropriate Spinco Retirement Plan (in the manner described in this Section 2.2(d)) of the assets allocable to the accounts of such Columbia/HCA Employee, with such Employee to be given service credit in the manner described in Section 2.1(b) up to the date of his transfer of employment. Upon the transfers of account balances in accordance with this Section 2.2(d) to the appropriate Spinco Retirement Plan, such Plan shall assume all liabilities with respect to the individuals for whom accounts are transferred and the Columbia/HCA Retirement Plans shall have no further liability with respect to such individuals. The potential buyback liabilities of the Columbia/HCA Retirement Plans under Section 204(e) of

ERISA with respect to LifePoint Terminees and Triad Terminees whose non-vested accrued benefits were forfeited upon an earlier distribution shall be transferred to the LifePoint Retirement Plan and the Triad Retirement Plan, respectively.

                 (e) Regulatory Filings. Columbia/HCA, Triad and LifePoint
                     ------------------
shall, in connection with the Plan Spin-offs described in Section 2.2(d), cooperate in making any and all appropriate filings required by the Securities and Exchange Commission or the IRS, or required under the Code or ERISA or any applicable securities laws and the regulations thereunder, and take all such action as may be necessary or appropriate to cause such plan-to-plan transfers to take place as soon as practicable after the Distribution Date or as otherwise required by law. Triad and LifePoint shall each seek (or Columbia/HCA shall seek, on their behalf) a favorable IRS determination letter that the Triad Retirement Plan and the LifePoint Retirement Plan, respectively, satisfy all qualification requirements under section 401(a) of the Code. Notwithstanding the foregoing, such plan-to-plan transfers shall take place pending issuance of such favorable determination letters, but shall be subject to IRS approval. The Parties shall each make any necessary amendments on a retroactive basis to the Triad Retirement Plan, LifePoint Retirement Plan or Columbia/HCA Retirement Plans, respectively, as required by the IRS to issue the favorable determination letters described above.

                 (f) Other Plans. The preceding provisions of this Section 2.2
                     -----------
shall also apply to the HealthTrust Plan and the EPIC Plan. However, the assets which are disputed in the HealthTrust v. Usher lawsuit shall not be transferred
                          --------------------
to any Plans established by LifePoint or Triad, but rather shall remain in the HealthTrust Plan (or any successor thereto), subject to its terms.

                 (g) Merger of Plans. Should any of the Columbia/HCA Retirement
                     ---------------
Plans, the HealthTrust Plan or the EPIC Plan be merged together prior to the Distribution Date, then the preceding provisions of this Section 2.2 shall apply to such merged plan(s) .

                 (h) Small Defined Contribution Plans. Spin-off Plans shall not
                     --------------------------------
be established with respect to any Small Defined Contribution Plans. Rather, the Plan sponsor of each Small Defined Contribution Plan immediately before the Distribution Date shall remain that respective Plan's sponsor immediately after the Distribution Date. Thus, if a Small Defined Contribution Plan is maintained by a Spinco or a Subsidiary thereof immediately before the Distribution Date, then such Plan shall continue to be maintained by the Spinco or its Subsidiary immediately after the Distribution Date.

         Section 2.3    Defined Benefit Plans. Spin-off Plans shall not be
                        ---------------------
established with respect to any Columbia/HCA Defined Benefit Plan. Rather, the Plan sponsor of each Columbia/HCA Defined Benefit Plan immediately before the Distribution Date shall remain that respective Plan's sponsor immediately after the Distribution Date. Thus, if a Defined Benefit Plan is maintained by a Spinco or a Subsidiary thereof immediately before the Distribution Date, then such Plan shall continue to be maintained by that Spinco or its Subsidiary immediately after the Distribution Date.

         Section 2.4    Spinco ESOPs. Prior to, contemporaneous with, or
                        ------------
following the Distribution Date (as specified by Columbia/HCA), LifePoint and Triad shall each adopt an

ESOP. The terms of the respective ESOPs shall be subject to the review and approval of Columbia/HCA. Subject to applicable law, LifePoint and Triad shall take all steps necessary to cause the following to occur in connection with their respective ESOPs:

                (i) As promptly as practicable after the Distributions, the LifePoint ESOP shall purchase, at fair market value, stock constituting approximately 8.3% of the outstanding shares of LifePoint Stock; and as promptly as practicable after the Distributions, the Triad ESOP shall purchase, at fair market value, stock constituting approximately 9% of the outstanding shares of Triad Stock.

                (ii) Each purchase will be financed by (a) issuing a promissory note to LifePoint in the case of the LifePoint ESOP or by issuing a promissory note to Triad in the case of the Triad ESOP or (b) borrowing from a third party lender (which loan will be guaranteed by LifePoint in the case of the LifePoint ESOP or Triad in the case of the Triad ESOP). Such loans shall provide for repayment in level annual (or more frequent) installments over not more than a ten-year period. LifePoint and Triad shall make any contribution commitments necessary in this connection.

         Notwithstanding any provision of this agreement to the contrary and consistent with Section 2.2(a), the ESOPs described in this Section may be part of a tax-qualified plan which includes other features, including elective deferrals and matching contributions.

         Section 2.5    Stock Option Plans.
                        ------------------

                (a)  Establishment of Spinco Option Plans.
                     ------------------------------------

                (i)  Triad Option Plan. The Board of Directors of Columbia/HCA
                     -----------------
         has taken all action necessary and appropriate to establish a new stock option plan (the "Triad Option Plan") and the Compensation Committee has taken all action necessary or appropriate to provide certain options on Triad Stock ("Triad Options") thereunder. Triad hereby assumes all liabilities and obligations under the Triad Option Plan and under the Triad Options.

                (ii) LifePoint Option Plan. The Board of Directors of
                     ---------------------
         Columbia/HCA has taken all action necessary and appropriate to establish a new stock option plan (the "LifePoint Option Plan") and the Compensation Committee has taken all action necessary or appropriate to provide certain options on LifePoint Stock ("LifePoint Options") thereunder. LifePoint hereby assumes all liabilities and obligations under the LifePoint Option Plan and under the LifePoint Options

                (b)  Columbia/HCA Option Plans. Effective as of the Distribution
                     -------------------------
Date, except with respect to stock options (or any portion thereof) replaced by Triad Options or LifePoint Options as described in Section 2.5(c), Columbia/HCA is to retain sole responsibility for all liabilities and obligations under the Columbia/HCA Option Plans, and neither Triad nor LifePoint is to have any liability or obligation with respect thereto.

     (c)  Adjustment and Replacement of Existing Columbia/HCA Options.

     (i)   Vested Non-Qualified Options other than De Minimis Options.  The
           ----------------------------------------------------------
treatment described in this paragraph (i) is to apply with respect to each Columbia/HCA Non-Qualified Option that is a Vested Option that is not De Minimis. Pursuant to action taken by the Compensation Committee, each such option is to continue to cover the Original Number of Shares but the per share exercise price is to be adjusted as described below. In addition, pursuant to action taken by the Compensation Committee under the LifePoint Option Plan, each holder of such an option is to be entitled to a LifePoint Option which covers a number of shares of LifePoint Stock equal to the Original Number of Shares multiplied by the LifePoint Share Multiple and which has a per share exercise price calculated as described below. Pursuant to action taken by the Compensation Committee under the Triad Option Plan, each such option holder is to also be entitled to a Triad Option which covers a number of shares of Triad Stock equal to the Original Number of Shares multiplied by the Triad Share Multiple and which has a per share exercise price calculated as described below. The per share exercise prices under the adjusted options described above are to be equal to the per share exercise price of the original Columbia/HCA Non-Qualified Option multiplied by (1) the LifePoint Ratio, in the case of such LifePoint Option, (2) the Triad Ratio, in the case of such Triad Option and (3) the Columbia/HCA Ratio, in the case of such Columbia Option.

     (ii)  Vested Non-Qualified Options that are De Minimis Options. The
           --------------------------------------------------------
treatment described in this paragraph (ii) is to apply with respect to each Columbia/HCA Non-Qualified Option that is De Minimis. Pursuant to action taken by the Compensation Committee, each such option shall be adjusted so that (a) the per share exercise price shall equal the original per share exercise price multiplied by the Columbia/HCA Ratio, and (b) the number of shares of Columbia/HCA stock covered shall equal the Original Number of Shares divided by the Columbia/HCA Ratio.

     (iii) ISOs.  The treatment described in this paragraph (iii) is to apply to
           ----
each Columbia/HCA ISO. Pursuant to action taken by the Compensation Committee under the LifePoint Option Plan, each such Columbia/HCA Option that is held by a LifePoint Employee, or by a LifePoint Terminee (or his estate), is to be replaced by a LifePoint Option which (1) covers a number of shares of LifePoint Stock equal to the Original Number of Shares divided by the LifePoint Ratio and
(2) has a per share exercise price equal to the original per share exercise price multiplied by the LifePoint Ratio. Pursuant to action taken by the Compensation Committee under the Triad Option Plan, each such option that is held by a Triad Employee, or by a Triad Terminee (or his estate), is to be replaced by a Triad Option which (1) covers a number of shares of Triad Stock equal to the Original Number of Shares divided by the Triad Ratio and (2) has a per share exercise price equal to the original per share exercise price multiplied by the Triad Ratio. Pursuant to action taken by the Compensation Committee, each such option that is not covered by the foregoing is to continue as a Columbia/HCA Option but is to be adjusted so that (1) the per share exercise price shall equal the original per share exercise price multiplied by the Columbia/HCA Ratio and (2) the number of shares of Columbia/HCA Stock covered shall equal the Original Number of Shares divided by the Columbia/HCA

Ratio. The substitution or adjustment provided for herein is to be made in accordance with section 424 of the Code, so as not to result in a modification of the option.

     (iv) Rounding.  In making the adjustments described in paragraphs (i), (ii)
          --------
and (iii) above, any resulting per share exercise price which is not equal to a whole multiple of a cent is to be rounded up to the next whole cent and any resulting number of shares covered by an option which is not equal to a whole multiple of a share is to be rounded down to the next whole share.

     (v)  General Terms and Conditions. The terms and conditions of each
          ----------------------------
adjusted Columbia/HCA Option and/or substituted Triad Option or LifePoint Option described in paragraphs (i), (ii) and (iii) hereof in respect of a Columbia/HCA Option are to be substantially the same as those of the applicable Columbia/HCA Option prior to such adjustment and/or substitution, except as otherwise specifically described in this Section 2.5 and except that:

  (1) Pursuant to action taken by the Compensation Committee, in the case of any Triad Option or LifePoint Option described in paragraphs (i), (ii) or
      (iii) hereof, any period of prior employment with Columbia/HCA or a Subsidiary thereof is to be credited as covered employment for purposes of determining the vesting and exercisability of such option (to the same extent such period was credited for such purposes under the related original Columbia/HCA Option).

  (2) Pursuant to action taken by the Compensation Committee, in the case of any Triad Option or LifePoint Option that is described in paragraph (i) or
      (ii) hereof, the optionee is to be considered to be employed by the issuer of the option so long as he is employed by Columbia/HCA, Triad or LifePoint (or a Subsidiary thereof), for purposes of determining when the option will cease to be exercisable on account of termination of employment. At such time as the optionee ceases to be employed by Columbia/HCA, Triad or LifePoint (or a Subsidiary thereof), such cessation of employment shall be treated as though it were a cessation of employment with the issuer under comparable circumstances.

  (3) Pursuant to action taken by the Compensation Committee, in the case of any Columbia/HCA Option that is described in paragraph (i) or (ii) hereof, the optionee is to be considered to be employed by Columbia/HCA so long as he is employed by Triad or LifePoint (or a Subsidiary thereof), for purposes of determining when the option will cease to be exercisable on account of termination of employment, if he is employed by LifePoint or Triad on the Distribution Date or transfers, at the request of Columbia/HCA, to employment with LifePoint or Triad (or a Subsidiary thereof) by the first anniversary of the Distribution Date. At such time as the optionee ceases to be employed by Triad or LifePoint (or a Subsidiary thereof), such cessation of employment shall be treated as though it were a cessation of employment with Columbia/HCA under comparable circumstances.

          (vi)  Directors' Options.  The foregoing provisions of this Section
                ------------------
     2.5(c), as applied to Columbia/HCA Employees, are to be applied in a comparable manner with respect to any Columbia/HCA Options held by a member (or former member) of the Board of Directors of Columbia/HCA, except that any reference to employment shall be deemed to mean service as a member of such Board.

          (vii) Discretionary LifePoint Options and Triad Options to
                ----------------------------------------------------
     Columbia/HCA Executives. Pursuant to action taken by the Compensation
     -----------------------
     Committee, certain executives of Columbia/HCA have been granted discretionary LifePoint Options and Triad Options. Under such options, the optionee is to be considered to be employed by the issuer of the option so long as he is employed by Columbia/HCA, Triad or LifePoint (or a Subsidiary thereof) within one year of the Distribution Date for all purposes. At such time as the optionee ceases to be employed by Columbia/HCA, Triad or LifePoint (or a Subsidiary thereof), such cessation of employment shall be treated as though it were a cessation of employment with the issuer under comparable circumstances.

          (d)  Definitions.  For purposes hereof, the following definitions
               -----------
     shall apply:

          (i) "Columbia/HCA ISO" shall mean any option outstanding under a Columbia/HCA Option Plan on the Distribution Date that is intended to qualify as an "Incentive Stock Option" under section 422 of the Code.

          (ii) "Columbia/HCA Non-Qualified Option" shall mean any stock option outstanding under a Columbia/HCA Option Plan on the Distribution Date that is not a Columbia/HCA ISO. Any such option shall be considered a "Vested Option" to the extent that it is exercisable on the date in question and shall be considered a "Non-Vested Option" to the extent that it is not yet exercisable on such date.

          (iii) "Columbia/HCA Option" shall mean a Columbia/HCA ISO or Columbia/HCA Non-Qualified Option, as the context shall indicate.

          (iv) "Columbia/HCA Option Plan" shall mean any Plan maintained by Columbia/HCA under which there are stock options outstanding on the Distribution Date.

          (v) "Columbia/HCA Ratio" shall mean a fraction whose numerator is the closing price of the Columbia/HCA Stock on the Ex-Dividend Date and whose denominator is the closing price of the Columbia/HCA Stock on the trading date immediately preceding the Ex-Dividend Date.

          (vi) "Compensation Committee" shall mean the Compensation Committee of the Board of Directors of Columbia/HCA, including the 162(m) Compensation Sub-Committee.

          (vii) "De Minimis" shall mean, as to any Columbia/HCA Option, an option covering 1000 or fewer shares of Columbia/HCA Stock.

          (viii) "Ex-Dividend Date" shall mean the first trading date on which the Columbia/HCA stock shall trade on an ex-dividend basis with respect to the distribution of the LifePoint and Triad stock.

          (ix) "LifePoint Ratio" shall mean a fraction whose numerator is the closing price of the LifePoint Stock on the first day on which such stock is traded and whose denominator is the closing price of the Columbia/HCA Stock on the trading date immediately preceding the Ex-Dividend Date.

          (x) "LifePoint Share Multiple" shall mean the number of shares of LifePoint Stock to be distributed per share of Columbia/HCA Stock on the Distribution Date.

          (xi) "Original Number of Shares" shall mean, as to any Columbia/HCA Option, the number of shares of Columbia/HCA Stock covered by such Option immediately prior to the application of Section 2.5(c).

          (xii) "Triad Ratio" shall mean a fraction whose numerator is the closing price of the Triad Stock on the first date on which such stock is traded and whose denominator is the closing price of the Columbia/HCA Stock on the trading date immediately preceding the Ex-Dividend Date.

          (xiii) "Triad Share Multiple" shall mean the number of shares of Triad Stock to be distributed per share of Columbia/HCA Stock on the Distribution Date.

     Section 2.6    Welfare Benefit Plans.
                    ---------------------

          (a)    Spinco Welfare Benefit Plans. Prior to the Distribution Date
                 ----------------------------
(in a time and manner specified by Columbia/HCA), effective immediately prior to the Distributions, LifePoint and Triad shall each establish welfare benefit plans that mirror (i.e., are identical to) the Columbia/HCA Welfare Plans. Pursuant to Plan Spin-offs, all LifePoint Employees and Triad Employees then participating in the Columbia/HCA Welfare Plans shall cease to be participants in such Plans, effective immediately prior to the Distributions, and shall thereupon become participants in the LifePoint Welfare Plans and Triad Welfare Plans, respectively. All claims experience (e.g., with respect to deductibles and stop-loss limitations) under the Columbia/HCA Welfare Plans for the Distribution Year shall be carried over to the appropriate Spinco Welfare Benefit Plans, as if such claims experience had occurred under such Spinco Welfare Benefit Plans for such year.

          (b)    Liability for Claims. Columbia/HCA shall be responsible for, or
                 --------------------
cause its applicable insurance carriers or HMOs to be responsible for, all liabilities and obligations related to claims incurred or premiums owed or due under any Columbia/HCA Welfare Plans with respect to periods prior to the Distribution Date. Beginning on the Distribution Date, Triad and LifePoint shall be responsible for, or cause their applicable insurance carriers or HMOs to be responsible for, all liabilities and obligations related to claims incurred or premiums owed or due under the Triad Welfare Plans and the LifePoint Welfare Plans, respectively, for periods thereafter and Columbia/HCA shall have no liability with respect thereto. For these purposes, (1) medical and dental claims shall be considered to be incurred at the time the services are performed and (2) death and dismemberment claims shall be deemed to be incurred on the date that death or dismemberment (as the case may be) occurs. Notwithstanding the preceding provisions of Sections 2.6(a) and 2.6(b), with respect to disability benefits, any disability liabilities relating to LifePoint Employees (or LifePoint Terminees), including liabilities which are attributable to disabilities experienced before the Distribution Date, shall be the sole responsibility of LifePoint, and any disability liabilities relating to Triad Employees (or Triad Terminees), including liabilities which are attributable to disabilities experienced before the Distribution Date, shall be the sole responsibility of Triad.

          (c)  Continuation Coverage Administration. Columbia/HCA shall continue
               ------------------------------------
to be responsible after the Distribution Date for providing and administering the continuation coverage required by COBRA as it relates to any Columbia/HCA Qualified Beneficiary. On and after the Distribution Date, LifePoint shall be responsible for providing and administering the continuation coverage required by COBRA to any LifePoint Qualified Beneficiary, and Triad shall be responsible for providing and administering the continuation coverage required by COBRA to any Triad Qualified Beneficiary.

          (d)  Small Welfare Benefit Plans. The Plan sponsor of each Small
               ---------------------------
Welfare Benefit Plan shall remain that Plan's sponsor after the Distribution Date. If a Small Welfare Benefit Plan is maintained by a Spinco or a Subsidiary thereof before the Distribution Date, then such Plan shall continue to be maintained by that Spinco or its Subsidiary after the Distribution Date.

          (e)  FSA Plan Coordination. The flexible spending account ("FSA")
               ---------------------
plans which are established by LifePoint and Triad pursuant to the Welfare Benefit Plans that they establish under Section 2.6(a) and the cafeteria plans established pursuant to Section 2.6(a) shall carry over all elections made under the Columbia/HCA FSA Plan for the year of the Distributions. The remaining FSA benefit amounts available to the respective participants for such year shall be available under the FSA Plans established by LifePoint and Triad, respectively. LifePoint and Triad shall each establish voluntary employee benefits associations (VEBAs) to collect FSA premiums, pay FSA claims and pay medical and dental self-insured benefits. The portions of any Columbia/HCA VEBA surplus in existence on December 31, 1998 (adjusted, to the extent appropriate, to reflect investment and claims payment experience) attributable to LifePoint Employees and Triad Employees, respectively, shall be transferred to their respective VEBAs following establishment, together with their respective portions of any payments into the Columbia/HCA VEBA thereafter.

          (f)  HealthTrust Premium Holiday. Pursuant to an agreement with the
               ---------------------------
U.S. Department of Labor ("DOL"), a premium holiday was created in 1997 for certain former HealthTrust employees. In the event that such holiday has not expired prior to the Distribution Date, LifePoint and Triad each agree to establish an identical holiday to that agreed upon by Columbia/HCA and the DOL for the benefit of their respective former HealthTrust employees. Columbia/HCA shall determine the portion of any remaining holiday amount as of the Distribution Date attributable to LifePoint and Triad, respectively (and the amount of any related funds, which shall be made available to LifePoint and Triad for this purpose). However, in the event that the surplus in existence as of the Distribution Date is de minimis, as agreed upon by the parties, then no such holiday shall be created by Triad or LifePoint. In such case, the remaining surplus shall be utilized by Columbia/HCA to benefit former HealthTrust employees in accordance with the settlement agreement with the DOL.

     Section 2.7    Services to be Provided by Columbia/HCA and Mutuality.
                    -----------------------------------------------------

          (a)  Services to be Rendered to Triad.
               --------------------------------

     (1) Pension. No administrative or investment services, whether ministerial or fiduciary in nature, shall be provided to Triad by Columbia/HCA with respect to any pension plans of Triad (including plan(s) described in Sections 2.2, 2.3 and 2.4) on and after the Distribution Date. All such services performed by Columbia/HCA shall cease on the Distribution Date, and Triad shall supply all such services on and after the Distribution Date. Notwithstanding the two preceding sentences, in the event that services are performed or costs are incurred for the MCA 401(k) Plan that are chargeable to the plan sponsor, and Triad Employees participate in such Plan, then Triad shall pay its pro rata share of such costs, with proration based on relative participant numbers.

     (2) Welfare. For the remainder of the Distribution Year, Columbia/HCA and its agents, as chosen by Columbia/HCA, shall provide all ministerial administrative and ministerial investment services, but no fiduciary administrative or fiduciary investment services, to Triad with respect to the Triad Welfare Plans. For this purpose, ministerial administrative services shall include all ministerial services incident to administering, satisfying all reporting requirements with respect to, and maintaining the Triad Welfare Plans. Triad shall provide specific guidelines for Columbia/HCA to follow in performing ministerial functions. Triad shall perform the fiduciary administrative and fiduciary investment services incident to the Triad Welfare Plans. Triad shall indemnify and hold harmless Columbia/HCA, its employees, directors, officers and its agents with respect to any and all liability, losses, claims, damages and expenses (including, but not limited to, attorneys' fees) incurred in connection with providing such services, even if functions which were designated ministerial are determined to be fiduciary in nature, provided that Columbia/HCA and its agents have acted, or omitted to act, in good faith. Triad shall fully cooperate with Columbia/HCA in its fulfillment of the provisions of this Section 2.7(a). All services of Columbia/HCA shall cease on the last day of the Distribution Year. In consideration for the services to be performed by Columbia/HCA, Triad shall compensate Columbia/HCA in the following manner:

     Columbia/HCA shall determine all incremental costs it incurs in performing administrative and investment services hereunder for the Distribution Year relating to the Columbia/HCA Welfare Plans and the Triad Welfare Plans (the "Incremental Costs"), it being understood that Triad shall make appropriate arrangements for the provision of all funds necessary for benefit payments and other costs. Only costs incurred on or after the Distribution Date shall be considered. The Incremental Costs shall include, but not be limited to, all salaries of Columbia/HCA Employees (and Employees of Columbia/HCA Subsidiaries) who work primarily or exclusively on Welfare Plan matters for Columbia/HCA (or its Subsidiary(ies)), and all amounts paid to third-party administrators in connection with Welfare Plan matters. However, overhead charges shall not be included in Incremental Costs. Any portion of the Incremental Costs directly traceable to a particular Columbia/HCA or Triad Welfare Plan for the Distribution Year shall also be determined. The costs incurred in defending any lawsuit relating to a Triad Welfare Plan for the Distribution Year, unless it is ultimately determined that

Columbia/HCA failed to act in good faith, shall also be determined. Once these amounts are determined, the amount chargeable to Triad shall be calculated under the following formula.

     [((A-B) multiplied by D/C + E + F] multiplied by G = Charge to Triad

     Where:

     A = Total Incremental Costs
     B = Aggregate Costs Directly Traceable to Columbia/HCA and Triad Welfare
         Plans, respectively, for the Distribution Year
     C = Total Number of Employees of Columbia/HCA and Subsidiaries and Triad on
         Distribution Date
     D = Total Number of Employees of Triad on Distribution Date
     E = Cost directly Traceable to Welfare Plans of Triad
     F = Costs incurred in defending or pursuing any lawsuit relating to Triad's
         Welfare Benefit Plans for the Distribution Year unless it is ultimately determined that Columbia/HCA acted in good faith
     G = [mark-up number to be inserted]

     Notwithstanding the foregoing, during any period that services are being provided to LifePoint pursuant to Section 2.7(b)(2), appropriate adjustments shall be made in such formula to reflect such provision of services.

     All charges not paid within 30 days of written request shall bear simple interest at a rate of ten percent (10%) per annum.

          (3) General Indemnification. In the event of a finding that Welfare Plan services have been performed for Triad after the last day of the Distribution Year, or pension services have been performed for Triad after the Distribution Date, and Columbia/HCA or any employee, officer, director or agent thereof incurs any liability or costs incident thereto, Triad shall indemnify and hold harmless Columbia/HCA and any of its employees, officers, directors or agents with respect to any liabilities or costs incurred attributable to services relating to Triad's plans, provided that Columbia/HCA and its employees, officers, directors or agents acted, or omitted to act, in good faith.

          (b)  Services to be Rendered to LifePoint.
               ------------------------------------

     (1) Pension. No administrative or investment services, whether ministerial or fiduciary in nature, shall be provided to LifePoint by Columbia/HCA with respect to any pension plans of LifePoint (including plan(s) described in Sections 2.2, 2.3 and 2.4) on and after the Distribution Date. All such services performed by Columbia/HCA shall cease on the Distribution Date, and LifePoint shall supply all such services on and after the Distribution Date. Notwithstanding the two preceding sentences, in the event that services are performed or costs are incurred for the MCA 401(k) Plan that are chargeable to the plan sponsor, and LifePoint Employees participate in such Plan, then LifePoint shall pay its pro rata share of such costs, with proration based on relative participant numbers.

     (2) Welfare. Subject to the following provisions of this paragraph, Columbia/HCA shall perform Welfare Benefit Plan services for LifePoint through May 31, 1999 which are identical to the services to be performed for Triad through the remainder of the Distribution Year pursuant to the provisions of
Section 2.7(a)(2). All terms and conditions relating to Triad with respect to its Welfare Plan under Section 2.7(a)(2), including compensation, shall apply to LifePoint with respect to such services. In the event that such services shall extend beyond May 31, 1999 or end prior thereto pursuant to a written agreement between Columbia/HCA and LifePoint, then such Triad terms and conditions shall apply for such longer or shorter period, as the case may be.

     (3) General Indemnification. In the event of a finding that Welfare Plan services have been performed for LifePoint beyond the time specified in Section 2.7(b)(2), or that pension services have been performed for LifePoint after the Distribution Date, and Columbia/HCA or any employee, officer, director or agent thereof incurs any liability or costs incident thereto, LifePoint shall indemnify and hold harmless Columbia/HCA and any of its employees, officers, directors or agents with respect to any liabilities or costs incurred attributable to services relating to LifePoint's plans, provided that Columbia/HCA and its employees, officers, directors or agents acted, or omitted to act, in good faith.

          (c)  Insurance and HMO Shopping. For the remainder of the Distribution
               --------------------------
Year, LifePoint and Triad specifically agree that Columbia/HCA may negotiate contracts with insurance companies, HMOs, investment managers and other service providers that consider the employees of LifePoint and Triad, in addition to the employees of Columbia/HCA, for purposes of negotiating to receive the lowest rates or costs possible. LifePoint and Triad agree to fully cooperate with Columbia/HCA in this regard. LifePoint and Triad agree to utilize whatever providers are chosen by Columbia/HCA for the Distribution Year, regardless of whether Columbia/HCA is or is not successful in achieving group rates that consider Columbia/HCA, Triad and/or LifePoint Employees.

          (d)  Preferred Provider Mutuality. For the remainder of the
               ----------------------------
Distribution Year, Columbia/HCA, LifePoint and Triad shall treat each facility maintained by Columbia/HCA, LifePoint or Triad as their own facility for the entire Distribution Year for purposes of managed care discounts, preferred provider discounts and any similar discounts or cost reductions available to participants under their respective welfare benefit plans.

          (e)  Spinco Welfare Plans for the Distribution Year. As a condition of
               ----------------------------------------------
the arrangement, Triad and LifePoint agree that the Spinco Welfare Plans shall continue to be maintained by Triad and LifePoint, respectively, for the remainder of the Distribution Year. Triad and LifePoint agree that they shall not amend the Spinco Welfare plans without the prior written consent of Columbia/HCA for the remainder of such year. At the request of Columbia/HCA, Triad and LifePoint shall amend such Spinco Welfare Plans as necessary for such Plans to be identical to the Columbia/HCA Welfare Plans with respect to any period for which Columbia/HCA shall provide administrative services. In the event of a failure of LifePoint and/or Triad to comply with any of the preceding sentences of this subsection, Columbia/HCA shall be authorized to take whatever action it deems appropriate under the circumstances, including cessation of services, and the party failing to comply shall pay Columbia/HCA all costs it or its agents incurs as a result of such failure to comply.

     Section 2.8    Preservation of Right To Amend or Terminate Plans. Except as
                    -------------------------------------------------
otherwise expressly provided herein, no provisions of this Agreement shall be construed as a limitation on the right of Columbia/HCA, Triad or LifePoint to amend any Plan or terminate its participation therein which Columbia/HCA, Triad or LifePoint would otherwise have under the terms of such Plan or otherwise; provided, however, that no Party shall amend any Plan to the extent that such amendment would have the effect of increasing the liabilities of any other Party under any Plan of such other Party, without such Party's written consent. No provision of this Agreement shall be construed to create a right in any Employee or former Employee of Columbia/HCA, Triad or LifePoint or dependent or beneficiary of such Employee or former Employee under a Plan which such person would not otherwise have under the terms of the Plan itself.

     Section 2.9    Reimbursement. The Parties acknowledge that any Party may
                    -------------
mistakenly incur costs and expenses directly related to benefits, including, but not limited to, contributions to Plans and the payment of insurance premiums arising from or related to any of the Plans which are, under this Agreement, the responsibility of another Party hereto. Accordingly, each Party shall reimburse any applicable other Party, as soon as practicable, but in any event within thirty (30) days of receipt appropriate verification, for all such costs and expenses. Subject to Section 2.7, all parties shall bear and be responsible for their respective plan establishment and administrative expenses. All incremental costs and expenses incurred due to creation of separate plans by LifePoint and Triad and administration thereof shall be borne by LifePoint and Triad, respectively.

     Section 2.10   Payroll Reporting and Withholding.
                    ---------------------------------

          (a)  [Form W-2 Reporting. The Parties hereby agree, to the extent
               -------------------
applicable, to each adopt the "alternative procedure" for preparing and filing IRS Forms W-2 (Wage and Tax Statements), as described in section 5 of Revenue Procedure 96-60, 1996-2 IRS Cumulative Bulletin 399 ("Rev. Proc. 96-60"). Under this procedure, each of Triad and LifePoint, as a successor employer, shall provide all required forms W-2 to Triad Employees and LifePoint Employees, respectively, reflecting all wages paid and taxes withheld by both Columbia/HCA as the predecessor employer and Triad or LifePoint (as applicable) as the successor employer for the entire year during which the Distribution takes place. Columbia/HCA shall provide all required Forms W-2 to all Columbia/HCA Employees reflecting all wages and taxes paid and withheld by Columbia/HCA.

          In connection with the aforesaid agreement under Rev. Proc. 96-60, each business unit or business operation of Columbia/HCA shall be assigned to either Columbia/HCA, Triad or LifePoint, depending upon whether it is a business retained by Columbia/HCA following the Distributions, a Triad Business or a LifePoint Business, and each Columbia/HCA Employee, Triad Employee or LifePoint Employee associated with such business unit or business operation shall be assigned for payroll reporting purposes to Columbia/HCA, Triad or LifePoint, as the case may be. Each of Columbia/HCA, Triad or LifePoint shall be responsible for filing IRS Forms 941 and all other payroll returns for their respective Employees.]

          (b)  [Forms W-4 and W-5. The Parties agree, to the extent applicable,
               ------------------
to each adopt the alternative procedure of Rev. Proc. 96-60 with respect to IRS Forms W-4 (Employee's

Withholding Allowance Certificate) and W-5 (Earned Income Credit Advance Payment Certificate). Under this procedure, Columbia/HCA shall provide to Triad or LifePoint, as the respective successor employers, all IRS Forms W-4 and W-5 on file with respect to each Triad Employee or LifePoint Employee, and each of Triad and LifePoint will honor these forms until such time, if any, that any such Triad Employee or LifePoint Employee, as the case may be, submits a revised form.]

          (c)  Garnishments, Tax Levies, Child Support Orders, and Wage
               --------------------------------------------------------
Assignments. With respect to Employees with garnishments, tax levies, child
-----------
support orders, and wage assignments in effect with Columbia/HCA on the Distribution Date, each of Triad and LifePoint as the successor employers with respect to Triad Employees or LifePoint Employees, respectively, shall honor such payroll deduction authorizations and shall continue to make payroll deductions and payments to the authorized payee, as specified by the court or governmental order which was filed with Columbia/HCA.

          (d)  Authorizations for Payroll Deductions. Unless otherwise
               -------------------------------------
prohibited by this or another agreement entered into in connection with the Distributions, or by a Plan document, with respect to Triad Employees or LifePoint Employees with authorizations for payroll deductions in effect with Columbia/HCA on the Distribution Date, Triad and LifePoint as the respective successor employers will honor such payroll deduction authorizations relating to each such Triad Employee or LifePoint Employee, respectively, and shall not require that such Triad Employee or LifePoint Employee, as the case may be, submit a new authorization to the extent that the type of deduction by Triad and LifePoint does not differ from that made by Columbia/HCA. The Triad Retirement Plan and the LifePoint Retirement Plan shall, respectively, provide that any elective deferral or other elections under the Columbia/HCA Retirement Plans in existence immediately prior to the Distributions shall carry over immediately following the Distributions. All elections under any Columbia/HCA Welfare Plans shall similarly carry over to the Spinco Welfare Benefit Plans.

          (e)  Subsidiaries. With respect to individuals who are employed after
               ------------
the Distribution Date by a Subsidiary of Triad or LifePoint, all references in this Section 2.10 to Triad or LifePoint shall be deemed to refer to the appropriate Subsidiaries thereof, and Triad and LifePoint, respectively, shall take such actions as are necessary to assure that the appropriate Subsidiary thereof takes any actions required hereunder.

                                 Article III.

                         LABOR AND EMPLOYMENT MATTERS

          Notwithstanding any other provision of this Agreement or any other Agreement between Columbia/HCA and Triad or LifePoint to the contrary, Columbia/HCA, Triad and LifePoint understand and agree that:

     Section 3.1    Independent Employers. On and after the Distribution Date,
                    ---------------------
each of Columbia/HCA, Triad and LifePoint will be separate and independent employers.

     Section 3.2    Employment Policies and Practices. Except as limited by
                    ---------------------------------
applicable law (including, without limitation, ERISA) or as otherwise provided in this Agreement, each of Columbia/HCA, Triad and LifePoint may adopt, continue, modify or terminate such employment policies, compensation practices, retirement plans, welfare benefit plans, and other employee benefit plans of any kind or description, as each may determine, in its sole discretion, are necessary and/or appropriate.

     Section 3.3    Notice of Claims. Each Party will notify in writing and
                    ----------------
consult with any other applicable Party prior to making any settlement of an employee claim which may reasonably result in liability to such other Party.

     Section 3.4    [Assumption of Unemployment Tax Rates].  Changes in state
                    --------------------------------------
unemployment tax experience from that of Columbia/HCA as of the Distribution Date shall be handled as follows. In the event an option exists to allocate state unemployment tax experience of Columbia/HCA, the Columbia/HCA experience shall be transferred to Triad or LifePoint, if this results in the lowest aggregate unemployment tax costs for each of Columbia/HCA and Triad or LifePoint, as the case may be, combined, and the Columbia/HCA experience shall be retained by Columbia/HCA if this results in the lowest aggregate unemployment tax costs for each of Columbia/HCA and Triad or LifePoint, as the case may be, combined.]

     Section 3.5    No Third Party Beneficiary Rights.
                    ---------------------------------

          (a) This Agreement is not intended to, nor does it, create any third party contractual or other common law rights. No person (including any Employee, any beneficiary or dependent thereof) shall be deemed a third-party beneficiary of this Agreement.

          (b) Nothing contained in this Agreement shall confer upon any Employee any right with respect to continuance of employment by any Party, nor shall anything herein interfere with the right of any Party to terminate the employment of any Employee at any time, with or without cause, or restrict any Party in the exercise of its independent business judgment in modifying any of the terms and conditions of the employment of an Employee, except as provided by applicable law.

     Section 3.6    Attorney-Client Privilege.  Any provisions herein requiring
                    -------------------------
the Parties to this Agreement to cooperate shall not be deemed to be a waiver of the attorney/client privilege for any Party nor shall it require any Party to waive its attorney/client privilege.

                                  Article IV.

                                    DEFAULT

     Section 4.1    Default.  If any Party or Parties defaults hereunder, the
                    -------
non-defaulting Party or Parties shall be entitled to all remedies provided by law or equity (including reasonable attorneys' fees and costs of suit incurred), and shall be entitled to recover all legal and other costs incurred in pursuing the defaulting Party at law or otherwise.

     Section 4.2 Force Majeure. Columbia/HCA shall not be liable to LifePoint or Triad, as appropriate, for a delay or failure to comply with the terms of this Agreement if such delay or failure results from causes beyond its reasonable control. Such causes may include, without limitation, acts of God, fires or other catastrophes, telecommunication failures, equipment failures, power failures, labor disputes, strikes, delays in transportation, riots, war, governmental regulations, non-performance by Columbia/HCA suppliers and vendors, or problems experienced by Columbia/HCA as a result of its own or any third party's computer software or hardware not being Year 2000 compliant (an "Event of Force Majeure"). Columbia/HCA shall give LifePoint or Triad, as appropriate, prompt notice of any Event of Force Majeure that may cause delay or non-performance hereunder. For so long as such Event of Force Majeure shall continue, LifePoint or Triad, as appropriate, may elect to have the services affected by the Event of Force Majeure performed by other means without such election being deemed to be a termination or breach of this Agreement, provided that LifePoint or Triad, as appropriate, provides prompt notice of such election to Columbia/HCA after having received notice of the Event of Force Majeure.

                                  Article V.

                                 MISCELLANEOUS

     Section 5.1    Access Information: Cooperation.  The Parties and their
                    -------------------------------
authorized agents shall be given reasonable access to and may take copies of all information relating to the subjects of this Agreement or any other employment or employee benefit matters (to the extent permitted by federal and state confidentiality laws) in the custody of any other Party, including any agent, contractor, subcontractor, agent or any other person or entity under the contract of such Party. The Parties shall provide one another with such information as is reasonably necessary to administer each Party's Plans. The Parties shall cooperate with each other to minimize the disruption caused by any such access and providing of information.

     Section 5.2    Assignment.  No Party shall, without the prior written
                    ----------
consent of the other, have the right to assign any rights or delegate any obligations under this Agreement.

     Section 5.3    Headings.  The section headings contained in this Agreement
                    --------
are inserted for convenience of reference only and shall not affect the meaning or interpretation of this Agreement.

     Section 5.4    Severability.  In the event that any provision hereof is
                    ------------
prohibited or unenforceable in any jurisdiction, such provision shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or affecting the validity or enforceability of such provision in any other jurisdiction.

     Section 5.5    Parties Bound.  This Agreement shall inure to the benefit of
                    -------------
and be binding upon the Parties hereto and their respective successors and permitted assigns. Nothing herein, expressed or implied, shall be construed to give any other person any legal or equitable rights hereunder.

     Section 5.6    Notices.  All notices or other communications required or
                    -------
permitted under this Agreement shall be in writing and sufficient if sent by registered or certified mail, postage prepaid, addressed as provided below; or delivered personally, by private courier or fax, and followed by such mailing:

          If to Columbia/HCA, to

               Columbia/HCA Healthcare Corporation
               One Park Plaza
               Nashville, Tennessee 37203
               Telecopy:   (615) 344-2075
               Attention:  Robert A. Waterman, Esq.
                           Senior Vice President and General Counsel

          If to LifePoint, to

               LifePoint Corporation
               4525 Harding Road
               Suite 103
               Nashville, Tennessee  37205
               Telecopy:   (615) 344-6276
               Attention:  Mr. Scott L. Mercy
                           Chairman and Chief Executive Officer

          If to Triad, to

               Triad Corporation
               13455 Noel Road
               20th Floor
               Dallas, Texas  75240
               Telecopy:   (972) 663-3945
               Attention:  Mr. James D. Shelton
                           Chairman and Chief Executive Officer

          In each case, with a copy to

               Dewey Ballantine LLP
               1301 Avenue of the America
               New York, New York  10019-6092
               Telecopy:   (212) 259-6333
               Attention:   Morton A. Pierce, Esq.

     Any Party may change the person and address to which notices or other communications are to be sent to it by giving written notice of any such change in the manner provided herein.

     Section 5.7    Further Action.  The Parties shall cooperate in good faith
                    --------------
and take such steps and execute such papers as may be reasonably requested by another Party to implement the terms and provisions of this Agreement

     Section 5.8    Waiver.  The Parties agree that the waiver of any default
                    ------
under any term or condition of this Agreement shall not constitute a waiver of any subsequent default or nullify the effectiveness of that term or condition.

     Section 5.9    Governing Law.  This Agreement shall be deemed to be made in
                    -------------
and in all respects shall be interpreted, construed and governed by and in accordance with the law of the State of Tennessee without regard to the conflict of law principles thereof.

     Section 5.10   Consent to Jurisdiction.  Columbia/HCA, LifePoint and Triad
                    -----------------------
each hereby expressly (a) submits and consents in advance to the jurisdiction of any Tennessee State Court sitting in Nashville, Tennessee or in the United States District Court for the Middle District of Tennessee with respect to any actions or proceedings arising out of or relating to this Agreement, (b) waives any objection which it may have based upon lack of personal jurisdiction, improper venue or forum non conveniens, (c) agrees that all claims with respect to such actions or proceedings may be heard and determined in any Tennessee State Court sitting in Nashville, Tennessee or the United States District Court for the Middle District of Tennessee, (d) agrees not to commence any action or proceeding relating to this Agreement other than in a Tennessee State Court sitting in Nashville, Tennessee or in the United States District Court for the Middle District of Tennessee and (e) agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

     Section 5.11   Waiver of Jury Trial.  EACH PARTY HERETO ACKNOWLEDGES AND
                    --------------------
AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (A) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (B) EACH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (C) EACH PARTY MAKES THIS WAIVER VOLUNTARILY AND (D) EACH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 5.11.

     Section 5.12   Entire Agreement.  This Agreement and the Distribution
                    ----------------
Agreement constitute the entire understanding between the Parties hereto with respect to the subject matter hereof, and supersede all prior written or oral communications relating to such subject matter. No amendment, modification, extension or failure to enforce any condition of this Agreement by any Party shall be deemed a waiver of any of its rights herein. This Agreement shall not be amended except by a writing executed by the Parties.

     Section 5.13   Counterparts.  This Agreement may be executed in any number
                    ------------
of separate counterparts, each of which shall be deemed to be an original, but which together shall constitute one and the same instrument.

          IN WITNESS WHEREOF, the Parties have caused this Agreement to be duly executed as of the date first above written.

                                   COLUMBIA/HCA HEALTHCARE
                                     CORPORATION,
                                     a Delaware corporation


                                   By:_____________________________________
                                      Name:
                                      Title:


                                   TRIAD HOSPITALS, INC.,
                                     a Delaware corporation


                                   By:_____________________________________
                                      Name:
                                      Title:


                                   LIFEPOINT HOSPITALS, INC.,
                                     a Delaware corporation


                                   By:_____________________________________
                                      Name:
                                      Title:

                                      25